Exhibit 99.1

For Immediate Release:

RENT-A-CENTER, INC. ANNOUNCES SELECTED
PRELIMINARY THIRD QUARTER 2016 FINANCIAL INFORMATION
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Plano, Texas, October 11, 2016 - Rent-A-Center, Inc. (the "Company") (NASDAQ/NGS: RCII), one of the largest rent-to-own operators in North America, today pre-released selected preliminary unaudited financial information for the quarter ended September 30, 2016. The Company will release its full third quarter 2016 financial results on October 26, 2016.
As of the date of this release, the Company has not completed its financial statement reporting process for the quarter. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented below. As a result, the preliminary unaudited financial information included in this release is forward-looking information and is subject to risks and uncertainties, including possible adjustments to the preliminary financial information.
Preliminary Unaudited Financial Information for Third Quarter 2016
The Company estimates Core U.S. same store sales for the three months ended September 30, 2016 to be down approximately 12%, and Acceptance Now same store sales to be essentially flat. Core U.S. gross profit, as a percent of total revenue, is estimated to be flat compared to the third quarter of last year as ongoing benefits from the changes made to the Company’s sourcing model were offset by a third-quarter clearance event focused on previously-rented product. Diluted earnings per share for the third quarter 2016 on both a GAAP basis and excluding special items are expected to be between $0.05 and $0.15.
“Following the implementation of our new point-of-sale system, we experienced system performance issues and outages that resulted in a larger than expected negative impact on Core sales,” said Robert D. Davis, Chief Executive Officer of Rent-A-Center, Inc. “While we expect it to take several quarters to fully recover from the impact to the Core portfolio, system performance has improved dramatically and we have started to see early indicators of collections improvement.”
Credit Agreement Amendment
The Company recently obtained an amendment to its credit agreement which reduces the minimum Consolidated Fixed Charge Coverage Ratio from 1.75 to 1.00 to 1.50 to 1.00, beginning with the quarter ended September 30, 2016. See the Current Report on Form 8-K filed today by the Company for additional details regarding the amendment.
Third Quarter 2016 Earnings Release and Conference Call Details
The Company expects to release its full third quarter 2016 financial results on Wednesday, October 26, 2016, after the market closes. At 8:30am ET on Thursday, October 27, 2016, RCII will host a conference call to discuss the results. A live audio of the conference call will be available on the company’s investor relations website at http://investor.rentacenter.com.
About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 2,600 stores in the United States, Mexico, Canada and Puerto Rico, and approximately 1,915 Acceptance Now kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 225 rent-to-own stores operating under the trade names of "Rent-A-Center," "ColorTyme," and "RimTyme."
Forward-Looking Statements
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; failure to manage the Company's store labor (including overtime pay) and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; the Company's ability to successfully implement its new store information management system and a new finance/HR enterprise system; the Company’s ability to successfully market smartphones and related services to its customers; the Company's ability to develop and successfully implement virtual or e-commerce capabilities; failure to achieve the anticipated profitability enhancements from the changes to the 90 day option pricing program and the development of dedicated commercial sales capabilities; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2015, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:
Maureen Short
Senior Vice President - Finance, Investor Relations and Treasury
(972) 801-1899
maureen.short@rentacenter.com